UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒     Preliminary Proxy Statement

☐     Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to 14a-12

SHIFTPIXY, INC.
(Name of Registrant as Specified in Its Charter)

_______________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒     No fee required.

☐     Fee paid previously with preliminary materials

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ShiftPixy, Inc.

4101 NW 25th Street,

Miami, Florida 33142

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on August 14, 2024

To the Stockholders of ShiftPixy, Inc.,	[●], 2024

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of ShiftPixy, Inc. (the “Company,” “we,” “us,” or “our”), will be held on August 14, 2024 at 9:00 A.M. Eastern Time at the Company’s offices at 4101 NW 25th Street, Miami, FL 33142. At the Special Meeting, stockholders will act on the following matters:

●	To ratify the July 2023 Offering as described below (the “Ratification Proposal”);

●

To adopt and approve an amendment to our Amended and Restated Articles of Incorporation (as amended to date, our “Articles”) to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Board of Directors without further approval or authorization of our stockholders (the “Reverse Split Proposal”); and

●

To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”).

Pursuant to the Company’s Bylaws (the “Bylaws”), the Board of Directors has fixed the close of business on July 24, 2024, as the record date for determination of the stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof.

Your vote is important. Whether or not you plan to attend the Special Meeting, please submit your proxy to vote electronically via the Internet or by telephone, or please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Special Meeting and prefer to vote during the Special Meeting, you may do so even if you have already submitted a proxy to vote your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Special Meeting.

By Order of the Board of Directors,

[●], 2024 Miami, Florida	Scott W. Absher President, Chief Executive Officer and Chairman of the Board of Directors

2

SHIFTPIXY, INC.

4101 NW 25th Street,

Miami, FL 33142

PROXY STATEMENT

This proxy statement contains information related to our Special Meeting of Stockholders to be held on August 14, 2024 at 9:00 A.M., Eastern Time at the Company’s offices at 4101 NW 25th Street, Miami, FL 33142, or at such other time and place to which the Special Meeting may be adjourned or postponed (the “Special Meeting”). The enclosed proxy is solicited by the Board of Directors (the “Board”) of ShiftPixy, Inc. (the “Company,” “we,” “us,” or “our”). The proxy materials relating to the Special Meeting are being mailed to stockholders entitled to vote at the meeting on or about [●], 2024. A list of record holders of the Company’s common stock entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, at our principal offices at 4101 NW 25th Street, Miami, FL 33142, during normal business hours for ten days prior to the Special Meeting and available during the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 14, 2024: This Notice of Special Meeting of Stockholders, Proxy Statement and the proxy card are available online at: www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

ABOUT THE MEETING

When and where will the Special Meeting be held?

The Special Meeting will be held on August 14, 2024 at 9:00 A.M., Eastern Time at the Company’s offices at 4101 NW 25th Street, Miami, FL 33142, and at any adjournment or postponement thereof.

What is the purpose of the Special Meeting?

We are calling the Special Meeting to seek the approval of our stockholders:

●	To ratify the July 2023 Offering as described below (the “Ratification Proposal”);

●

To adopt and approve an amendment to our Amended and Restated Articles of Incorporation (as amended to date, our “Articles”) to effect a reverse stock split of our issued shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Board without further approval or authorization of our stockholders (the “Reverse Split Proposal”); and

●

To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”).

3

What are the Board’s recommendations?

The Board recommends you vote:

●	“FOR” the Ratification Proposal;

●	“FOR” the Reverse Split Proposal; and

●	“FOR” the Adjournment Proposal.

If you are a stockholder of record and you return a properly executed proxy card or submit a proxy to vote over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above.

No other matters may be brought before the Special Meeting.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on the record date, July 24, 2024, are entitled to receive notice of, and to vote the shares of common stock that they held on that date at the Special Meeting, or any adjournment or postponement thereof. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had [●] outstanding shares of common stock. As of the record date, Scott W. Absher, our President, Chief Executive Officer and Chairman of our Board, beneficially owned [●] shares of common stock, or approximately [●]% of the issued and outstanding shares of common stock.

You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or voting by telephone or through the internet.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company entitled to vote will constitute a quorum for the Special Meeting. Pursuant to the Wyoming Business Corporation Act, abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Special Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

As of the record date, Scott W. Absher, our President, Chief Executive Officer and Chairman of our Board, beneficially owned [●] shares of common stock, or approximately [●]% of the issued and outstanding shares of common stock, which will count toward quorum. As a result, as of the record date, in addition to the shares held by Scott W. Absher, no additional shares of common stock held by public stockholders would be required to be present at the Special Meeting to achieve a quorum.

Do I need to attend the Special Meeting?

No. It is not necessary for you to attend the Special Meeting in order to vote your shares. You may vote by telephone, through the Internet or by mail, as described in more detail below.

How do I vote my shares without attending the Special Meeting?

Stockholder of record: shares registered in your name. If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Special Meeting in any of the following ways:

By Telephone or via the Internet. You can submit a proxy to vote your shares by telephone or via the Internet by following the instructions on the enclosed proxy card. Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time, on the day before the Special Meeting. Have your proxy card in hand as you will be prompted to enter your control number.

4

By Mail. You can submit a proxy to vote your shares by mail if you received a printed proxy card by completing, signing, dating and promptly returning your proxy card in the postage-prepaid envelope provided with the materials. Proxies submitted by mail must be received by the close of business on the day before the Special Meeting in order to ensure that your vote is counted.

To facilitate timely receipt of your proxy, we encourage you to promptly vote via the Internet or telephone following the instructions on the enclosed proxy card. If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., Eastern Time on the day before the Special Meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from casting your vote at the Special Meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the Special Meeting via the virtual meeting website to ensure that your shares are represented at the Special Meeting.

Beneficial owner: shares registered in the name of bank, broker or other nominee. If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received voting instructions from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your bank, broker or other nominee. Follow the instructions from your broker, bank or other nominee included with this proxy statement, or contact your bank, broker or other nominee to request a proxy form.

Even if you plan to attend the Special Meeting live via the Internet, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the Special Meeting live via the Internet.

May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

Yes. You may revoke your proxy or change your vote at any time before the proxy is exercised at the Special Meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to the Company’s Secretary at ShiftPixy, Inc., 4101 NW 25th Street, Miami, FL 33142. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the Special Meeting and voting at the meeting. However, simply attending the Special Meeting without voting will not revoke or change your proxy. “Street name” holders of shares of our common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, VStock Transfer LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote in person at the Special Meeting.

5

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

Assuming that a quorum is present, the following votes will be required:

●

With respect to the Ratification Proposal, the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●

With respect to the Reverse Split Proposal, the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●

With respect to the Adjournment Proposal, the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to approve this proposal. Shares that are not represented at the Special Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

Under the Wyoming Business Corporation Act, holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

As of the record date, Scott W. Absher, our President, Chief Executive Officer and Chairman of our Board, beneficially owned [●] shares of common stock, or approximately [●]% of the issued and outstanding shares of common stock. Scott W. Absher intends to vote all of his common stock in favor of the proposals being presented at the Special Meeting.

What is a “broker non-vote”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

6

When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

If such proposals are deemed to be “routine,” a bank or broker may be able to vote on such proposals even if it does not receive instructions from you, so long as it holds your shares in its name. If, however, such proposals are deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on such proposals if the broker has not received instructions from the beneficial owner.

Who will count the votes?

Eduardo Dominguez, the Company’s Chief Growth Officer, will serve as inspector of election at the Special Meeting and will tabulate and certify the votes.

Where can I find the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting, and we will publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

7

PROPOSAL NO. 1: THE RATIFICATION PROPOSAL

Background

July 2023 Offering

As reported on the Company’s Current Report on Form 8-K that the Company filed with the SEC on July 14, 2023, and which is incorporated herein by reference, on July 12, 2023, the Company entered into a placement agency agreement with A.G.P./Alliance Global Partners (the “AGP”) and a securities purchase agreement with certain purchasers pursuant to which the Company agreed to sell, in a best efforts public offering (the “July 2023 Offering”), an aggregate of (i) 48,611 shares (the “Shares”) of common stock, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 37,500 shares of common stock and (iii) common warrants (the “Warrants”) to purchase up to an aggregate of 86,111 shares of common stock. The number of Shares, Pre-Funded Warrants and Warrants and the public offering price and exercise prices reflect a one-for-twenty-four (1:24) reverse split of the Company’s issued and outstanding shares of common stock, effective on October 14, 2023.

The public offering price was $36.00 per Share and accompanying Warrant, or $35.9976 per Pre-Funded Warrant and accompanying Warrant. The Pre-Funded Warrants have an exercise price of $0.0001 per share, were exercisable immediately and will expire when exercised in full. The Warrants have an exercise price of $36.00 per share and were exercisable immediately and will expire five years from the initial exercise date.

The July 2023 Offering closed on July 14, 2023. The net proceeds of the July 2023 Offering were approximately $2.7 million, after deducting fees to AGP and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Warrants. The Company has used the net proceeds from the July 2023 Offering for working capital and general corporate purposes.

Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of common stock any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder of the Warrants or the Pre-Funded Warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

The Company paid AGP, as compensation for the July 2023 Offering, a cash fee equal to 7.0% of the gross proceeds of the July 2023 Offering plus reimbursement of $75,000 for certain expenses and legal fees.

The Proposal

Our Board has determined it is advisable, and in the best interests of the Company and its stockholders, for stockholders to ratify the July 2023 Offering. A vote for the Ratification Proposal will constitute approval of the July 2023 Offering, which will allow us to address the compliance issue relating to the Nasdaq Listing Rule 5635(d) (as discussed in detail below).

Accordingly, stockholders are asked to adopt and approve the Ratification Proposal.

8

Purpose and Rationale for the Ratification

As reported on the Company’s Current Report on Form 8-K that the Company filed with the SEC on March 29, 2024, and which is incorporated herein by reference, on March 28, 2024, the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that, pursuant to Nasdaq Stock Market Rule IM-5635-3, the July 2023 Offering required stockholder approval because Nasdaq determined that the offering was not a “public offering” due to the best efforts nature of the offering and the extent of the offering’s distribution and the offering being priced below the Minimum Price (as such term is defined in Listing Rule 5635(d)). As such, because the July 2023 Offering was priced below Minimum Price (as that term is defined in Listing Rule 5635(d)) and represented more than 20% of the pre-issuance total shares outstanding, the Staff determined that the Offering required shareholder approval pursuant to Listing Rule 5635(d).

Although the Ratification of the July 2023 Offering is designed to bring the Company into compliance with Listing Rule 5635(d), there can be no assurance that the Ratification of the July 2023 Offering will bring the Company into compliance with Listing Rule 5635(d).

Risk of the Proposed Ratification

If we are unable to continue to meet the listing requirements of Nasdaq, our common stock may be delisted.

Our common stock is currently listed on The Nasdaq Capital Market, where it is subject to various continued listing requirements.

On February 26, 2024, the Company received a letter (the “February 2024 Nasdaq Letter”) from the Staff of Nasdaq, which notified the Company that it did not comply with Nasdaq’s Listing Rule 5550(b)(2), which requires that the Company maintains a market value of listed securities of $35 million, and that the Company does not otherwise satisfy the requirements of Listing Rule 5550(b)(1) of a stockholders’ equity of at least $2.5 million or Listing Rule 5550(b)(3) of net income from continuing operations of $500,000 in the most recent completed fiscal year or in two of three most recent completed fiscal years. The Nasdaq Letter does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and the Company has 180 calendar days from the date of the Nasdaq Letter to regain compliance.

On March 28, 2024, the Company received a letter (the “March 2024 Nasdaq Letter”) from the Staff of Nasdaq, which notified the Company that it failed to comply with Nasdaq shareholder approval requirements set forth in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the minimum price. The deficiency letter relates to the July 2023 Offering. Under Nasdaq Rules, the Company has 45 calendar days to submit a plan to regain compliance and if accepted, Nasdaq can grant an extension of up to 180 calendar days to evidence compliance. On May 13, 2024, the Company provided a plan of compliance to Nasdaq, which included the commitment to seek shareholder ratification of the July 2023 Offering as described herein. The Company expects to receive a definitive response from Nasdaq after the outcome of the vote of shareholders on this proposal has been determined.

If we are unable to maintain compliance with such listing standards or other Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Required Vote and Recommendation

In accordance with our Articles, Bylaws and Wyoming law, approval and adoption of the Ratification Proposal requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

As of the record date, Scott W. Absher, our President, Chief Executive Officer and Chairman of our Board, beneficially owned [●] shares of common stock, or approximately [●]% of the issued and outstanding common stock. As a result, no additional shares of common stock held by the public will be required for the approval of the Ratification Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION PROPOSAL

9

PROPOSAL NO. 2: THE REVERSE SPLIT PROPOSAL

Background

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders to authorize our Board to amend our Articles to effect a reverse stock split (the “Articles Amendment”) of our issued shares of common stock at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20) (the “Approved Split Ratios”), to be determined by the Board without further approval or authorization of our stockholders (the “Reverse Split”). A vote for this Reverse Split Proposal will constitute adoption and approval of the Articles Amendment (as set forth in Appendix A) and the Reverse Split that, once effected by filing the Articles Amendment with the Secretary of State of the State of Wyoming, will combine between two and twenty shares of our common stock into one share of our common stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued but will have no effect on the number of shares of common stock we are authorized to issue.

The Proposal

Our Board has determined it is advisable, and in the best interests of the Company and its stockholders, for stockholders to approve the Reverse Split Proposal. A vote for the Reverse Split Proposal will constitute adoption and approval of the Articles Amendment (as set forth in Appendix A) to effect the Reverse Split, as set forth in the Articles Amendment, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Split, as well as the specific ratio within the range of the Approved Split Ratios.

If adopted and approved by our stockholders, the Reverse Split would be effected at an Approved Split Ratio approved by the Board prior to the one-year anniversary date of the Special Meeting, if at all. To effect the Reverse Stock Split, the Articles Amendment setting forth the Approved Split Ratio approved by the Board would be filed with the Secretary of State of the State of Wyoming and any amendment to effect the Reverse Split at the other Approved Split Ratios would be abandoned. The Board reserves the right to elect to abandon the Articles Amendment and the Reverse Split at any of the Approved Split Ratios if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Accordingly, stockholders are asked to adopt and approve the Reverse Split Proposal.

Purpose and Rational for the Approval

Our Board has determined it is advisable, and in the best interests of the Company and its stockholders, for stockholders to approve the Reverse Split Proposal to maintain compliance with specific listing requirements of Nasdaq. As described above, the Company received the March 2024 Nasdaq Letter, which required the Company to submit a plan to regain compliance with Listing Rule 5635(d) in connection with the July 2023 Offering. Part of the Company’s compliance plan is to seek approval of the Reverse Split Proposal as a proactive step to maintain compliance with the minimum bid price requirement of $1.00 set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq (the “Minimum Bid Price Requirement”). Our Board believes that it is advisable and in the best interests of the Company and its stockholders to approve the Reverse Split Proposal, in the event that effecting the Reverse Split becomes advisable if our common stock trades below the requisite $1.00 per share price needed to maintain our listing in accordance with the Minimum Bid Price Requirement.

In addition, the Board believes that the increased market price of the common stock expected as a result of implementing the Reverse Split, if deemed advisable by our Board, will improve the marketability and liquidity of the common stock for our stockholders and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be adversely affected by the reverse split given the reduced number of shares that would be outstanding after the Reverse Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

10

The effect of the Reverse Split upon the market price for our common stock cannot be predicted with certainty, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a consequence of the Reverse Split. The market price of our common stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding. If the market price of our common stock declines after the Reverse Split, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of the Reverse Split.

Anti-Takeover Effects

The Reverse Split, after being effectuated, will have the effect of decreasing the number of issued and outstanding shares of common stock while leaving unchanged the number of authorized shares of common stock. We will continue to have 750,000,000 authorized shares of our common stock after the Reverse Split. However, while the total number of authorized shares will not change, after the effective date of the Reverse Split, the number of authorized but unissued shares of common stock effectively will be increased significantly by the Reverse Split, because, based on the 6,755,686 shares outstanding as of July 24, 2024, approximately 0.9% of the 750,000,000 authorized shares, will be reduced to approximately 337,785 shares, or 0.04% of the 750,000,000 authorized shares, assuming the largest ratio proposed is effected by the Board (1:20).

In the future, if additional authorized shares of common stock are issued, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. Further, management might use the additional shares to resist or frustrate a third-party transaction by, for example, diluting the stock ownership of persons seeking to obtain control of the Company.

Principal Effects of the Reverse Split

The Reverse Stock Split will have the following effects upon our common stock, assuming the Board effects the largest ratio proposed (1:20):

1.	The number of shares owned by each holder of common stock will be reduced by twenty (20) times;

2.

The number of shares of our common stock which will be issued and outstanding after the Reverse Split will be reduced from 6,755,686 shares to approximately 337,785 shares, subject to rounding, assuming the largest ratio proposed is effected by the Board (1:20).

3.	The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding; and

4.

The stated capital on our balance sheet attributable to the common stock will be decreased twenty (20) times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased.

11

After Each Reverse Split Ratio

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:2 or 1:20 Reverse Split as of July 12, 2024, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities.

	Current	1:2	1:20
Common Stock Authorized(1)	750,000,000	750,000,000	750,000,000
Common Stock Issued and Outstanding	6,755,686	3,377,843	337,785
Number of Shares of Common Stock Reserved for Issuance(2)	4,908,040	2,454,020	245,402
Number of Shares of Common Stock Authorized but Unissued and Unreserved	738,336,274	744,168,137	749,416,813
Price per share, based on the closing price of our common stock on July 12, 2024(3)	$1.69	$3.38	$33.80

(1)	The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under the Articles.
(2)

Includes (i) 4,367,699 shares issuable upon exercise of outstanding warrants, (ii) 200 shares issuable upon exercise of outstanding options and (iii) approximately $0.9 million of compensation payable to the Company’s directors, pursuant to executed director agreements, in shares of common stock, which would result in the issuance of approximately 539,941 shares of common stock based on a price per share of $1.69, the closing price of our common stock on Nasdaq on July 12, 2024.

(3)	The price per share indicated reflects solely the application of the applicable Reverse Split ratio to the closing price of the common stock on July 12, 2024 of $1.69 per share.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Consequences of Approving the Proposal

We cannot assure you that the proposed Reverse Split will increase the price of our common stock and have the desired effect of regaining and maintaining compliance with Nasdaq listing rules.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) and Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

12

The proposed Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the proposed Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Required Vote and Recommendation

In accordance with our Articles, Bylaws and Wyoming law, approval and adoption of the Reverse Split Proposal requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

As of the record date, Scott W. Absher, our President, Chief Executive Officer and Chairman of our Board, beneficially owned [●] shares of common stock, or approximately [●]% of the issued and outstanding shares of common stock. As a result, no additional shares of common stock held by the public will be required for the approval of the Reverse Split Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT PROPOSAL

13

PROPOSAL NO. 3: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO THE

EXTENT THERE ARE INSUFFICIENT PROXIES AT THE MEETING TO APPROVE ANY ONE OR

MORE OF THE FOREGOING PROPOSALS.

Adjournment of the Special Meeting

In the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve any such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we may ask stockholders to vote only upon the Adjournment Proposal. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required Vote and Recommendation

In accordance with our Articles, Bylaws and Wyoming law, approval and adoption of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

As of the record date, Scott W. Absher, our President, Chief Executive Officer and Chairman of our Board, beneficially owned [●] shares of common stock, or approximately [●]% of the issued and outstanding shares of common stock. As a result, no additional shares of common stock held by the public will be required for the approval of the Adjournment Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL

14

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of July 12, 2024, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The table lists applicable percentage ownership based on 6,755,686 shares of common stock outstanding as of July 12, 2024. In addition, under SEC rules, beneficial ownership of common stock includes shares of our common stock issuable pursuant to the conversion or exercise of securities that are either immediately exercisable or convertible into common stock or exercisable or convertible into common stock within 60 days of July 12, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o ShiftPixy, Inc., 4101 NW 25th Street, Miami, FL 33142.

Shares of
	Common	Percentage
	Stock	of
	Beneficially	Common
Name and Address of Beneficial Owner	Owned	Stock
Current Named Executive Officers and Directors:
Scott W. Absher – Chief Executive Officer and Chairman	4,750,298	70.3%
Patrice Launay – Chief Financial Officer	-	-
Martin Scott – Director	-	-
Whitney J. White – Director	1	*
Christopher Sebes – Director	-	-
All Directors and Executive Officers as a group (5 persons)	4,750,299	70.3%

* Less than 1%.

15

STOCKHOLDER PROPOSALS

Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In order for a stockholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2025 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at its principal executive offices marked for the attention of Secretary, ShiftPixy, Inc., at 4101 NW 25th Street, Miami, FL 33131, on or before October 14, 2024, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Nominations and Other Business to be Brought Before the 2025 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that you intend to present at the 2025 Annual Meeting of Stockholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2025 Annual Meeting of Stockholders, must be received by the Company at its principal executive offices, marked for the attention of Secretary, ShiftPixy, Inc., at 4101 NW 25th Street, Miami, FL 33131, not earlier than the close of business on October 14, 2024 and not later than the close of business on December 6, 2024.

In the event that the date of the 2025 Annual Meeting of Stockholders has changed by more than 30 days before or after the anniversary date of the 2024 Annual Meeting of Stockholders, the notice must be delivered to the Company by the later of (i) the 60th day prior to the 2025 Annual Meeting of Stockholders or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to satisfying the foregoing requirements pursuant to the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 3, 2025. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under the Company’s Bylaws as described in this section and it shall not extend any such deadline set forth in the Company’s Bylaws.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: ShiftPixy, Inc., at 4101 NW 25th Street, Miami, FL 33131 or by phone at (888) 798-9100. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

16

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Special Meeting other than as set forth herein.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE READ THE PROXY STATEMENT AND THEN SUBMIT A PROXY TO VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

Miami, Florida
[●], 2024	Scott W. Absher President, Chief Executive Officer and Chairman of the Board of Directors

17

Appendix A

EXHIBIT A

[  ] Reverse Stock Split. Pursuant to the Wyoming Business Corporation Act, as amended, upon the filing and effectiveness of this amendment, which shall be deemed to occur at the close of business in Wyoming on [  ], 202[ ] (the “Effective Time”), every [  ]1 ([  ]) shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (including the number of shares of common stock issuable upon exercise or conversion of all issued and outstanding, options, warrants and convertible securities of every kind, excluding, however, any and all shares of Preferred Stock of the Corporation) (the “Old Shares”), will automatically and without any action on the part of the respective holders thereof, or further action on the part of the Corporation, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation (each a “New Share” and collectively “New Shares”). The New Shares will have the same $0.0001 par value per share as the Old Shares. No fractional share(s) shall be issued in connection with the foregoing combination; all Old Shares that are held by a stockholder will be aggregated, and each stockholder shall be entitled to receive the number of New Shares resulting from the combination of the Old Shares so aggregated, provided that any fractions resulting from the reverse split computation shall be rounded up to the next whole share. The combination and conversion of the Old Shares into New Shares shall be referred to as the “[  ] Reverse Stock Split.” The Corporation shall not be obligated to issue certificates evidencing the New Shares outstanding as a result of the [  ] Reverse Stock Split unless and until the certificates evidencing the Old Shares held by a holder prior to the [  ] Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Each stock certificate that, immediately prior to the Effective Time, represented Old Shares shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of New Shares into which the Old Shares represented by such certificate shall have been reclassified, subject to the treatment of fractional shares as described above; provided that each holder of record of a certificate that represented Old Shares shall receive, upon surrender of such certificate, a new certificate representing the number of New Shares into which the Old Shares represented by such certificate shall have been reclassified, subject to the treatment of fractional shares as described above. The authorized shares of Common Stock shall not be reduced or otherwise affected by either the [  ] Reverse Stock Split or the Articles of Amendment implementing these provisions. In addition, neither the [  ] Reverse Stock Split nor the Articles of Amendment implementing these provisions shall have any effect upon any stock of the Corporation other than the Common Stock.

____________

1 Shall be a whole number equal to or greater than two (2) and equal to or lesser than twenty (20), which number is referred to as the “Approved Split Ratio”. The Board of Directors of the Company shall select the Approved Split Ratio prior to the filing of the Articles Amendment.

SHIFTPIXY, INC.
ATTN: LEGAL DEPARTMENT
4101 NW 25TH ST
MIAMI, FL 33142

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54462-TBD

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**SHIFTPIXY, INC.**

**The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.**

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V54463-TBD

**PROXY FOR SPECIAL MEETING OF SHAREHOLDERS**

**AUGUST 14, 2024**

**SHIFTPIXY'S BOARD OF DIRECTORS SOLICITS THIS PROXY**

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Scott W. Absher as the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the Common Stock of ShiftPixy, Inc. registered in the name provided in this Proxy that the undersigned is entitled to vote at the 2024 Special Meeting of Shareholders, to be held at the Company's offices at 4101 NW 25th Street, Miami, FL 33142 at 9:00 a.m. ET on Wednesday, August 14, 2024, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxy is instructed to vote or act as follows on the proposals set forth in the Proxy.

**This Proxy, when executed, will be voted in the manner directed herein. If you do not specify how you want these shares to be voted, this Proxy will be voted FOR Proposals 1, 2 and 3.**

**In his discretion the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.**

**If you wish to vote by telephone or Internet, please read the directions on the reverse side.**